SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   GAIAM, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                  Colorado                           84-1113527
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(State of Incorporation or Organization) (I.R.S. Employer Identification No.)

 360 Interlocken Boulevard, Suite 300
        Broomfield, Colorado                            80021
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 (Address of Principal Executive Offices)             (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. |X|


Securities Act registration statement file number to which this
form relates:       333-83283
                  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class to be so Registered: None.

     Name of Each Exchange on Which Each Class is to be Registered:  None.

Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, $0.01 par value per share
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's Class A common stock, par value $.01 per share (the "Common Stock"), to be registered is incorporated herein by reference to the section entitled "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-83283) filed with the Securities and Exchange Commission on July 20, 1999, as amended (the "Registration Statement"). The Registration Statement relates to a proposed initial public offering of the Common Stock.

Item 2.  Exhibits.

         List below all exhibits filed as a part of the registration statement.

         The following exhibits are part of Registration Statement on Form S-1, No. 333-83283, and are hereby incorporated by reference:


Exhibit   Cross-reference                     Description
No.         Exhibit No.
1             3.1          Amended and Restated Articles of Incorporation of
                           Gaiam, Inc.
2             3.2          Bylaws of Gaiam, Inc.
3             4.1          Form of Gaiam, Inc. Stock Certificate

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  October 1, 1999.             GAIAM, INC.

                                    By:    /s/Jirka Rysavy
                                           Jirka Rysavy
                                           Chief Executive Officer